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                                                                 EXHIBIT 23.5



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference in the previously filed Registration Statements of National City Bancshares, Inc. (Nos. 333-10739 and 333-56295) of our report dated July 28, 1995, on our audit of the Financial Statements of Community First Bank, N.A., as of June 30, 1995 and 1994 and for the two years then ended, our report dated November 17, 1995 on our audit of Community First Bank of Kentucky as of September 30, 1995 and 1994 and for the years then ended and our report dated August 18, 1995 on our audit of Community First Bank, Mt. Olivet, Kentucky as of June
30, 1995 and 1994 and for the two years then ended, which appear in the Current Report on Form 8-K of National City Bancshares, Inc. dated October 9, 1998.

Robb, Dixon, Francis, Davis, Oneson & Company
Granville, Ohio
October 8, 1998






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